UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine, California 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2016, Cryoport, Inc. (the “Registrant”) and/or its wholly owned subsidiary Cryoport Systems, Inc., a California corporation (“Cryoport Systems”), amended certain related party notes with an aggregate outstanding principal balance of $923,791.09 (the “Outstanding Notes”) and issued warrants to purchase a certain number of shares of the Registrant’s Common Stock, as described herein and in Item 3.02 to the holders of such notes, who are also accredited investors (the “Investors”). The Registrant also amended another related party note with on outstanding principal balance of $35,761 to extend the term of such note to April 1, 2016.

On March 1, 2016, the Registrant and Cryoport Systems entered into material definitive agreements with three note holders to amend and restate the Outstanding Notes, which were to become due on March 1, 2016, pursuant to certain Second Amended and Restated Promissory Notes dated as of February 29, 2016 (the “Amended and Restated Notes”). The Amended and Restated Notes increased the interest rate to 7% per annum, extended the term to April 1, 2017, and modified the repayment provisions to provide for (i) repayment on March 1, 2016 of the outstanding amount of interest accrued through February 29, 2016, (ii) repayment of 10% of the original principal balance and accrued interest of such notes on a quarterly basis commencing April 1, 2016, and (iii) payment of the remaining outstanding balance on April 1, 2017. In addition, the Company issued such note holders warrants for the purchase of 5,553, 7,088, and 11,910 shares, respectively, of the Registrant’s Common Stock at an exercise price of $1.88 per share, immediately exercisable and expiring on April 1, 2019 (the “Warrants”). The Company also agreed to reimburse up to $5,000 of legal fees incurred by the note holders.

On March 1, 2016, the Registrant and Cryoport Systems entered into a verbal agreement with one note holder to extend the term of another related party note with an outstanding principal balance of $35,761 (the “Exchange Note”) to extend the term to April 1, 2016.

The foregoing summary of the terms and conditions of the Amended and Restated Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents, which are filed as Exhibits 10.1 and 4.1, attached hereto.

The information set forth in Item 2.03 and 3.02 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

The three Amended and Restated Notes were issued in the aggregate original principal amounts of $448,163.52, $266,686.21, and $208,941.36. The Amended and Restated Notes accrue interest at a rate of 7% per annum. All principal and interest under the Amended and Restated Notes will be due and shall be paid on the earlier of (i) April 1, 2017, (ii) the date of a sale of all or substantially all of the assets of the Registrant or Cryoport Systems, or (ii) the date of a merger, consolidation or other similar reorganization of a Registrant affiliate or Cryoport Systems with another entity. The Registrant may not prepay the Amended and Restated at any time without prior written consent of the Amended and Restated Note holder. The Registrant agreed to reimburse up to $5,000 of legal fees incurred by the Amended and Restated Note holders.

The Exchange Note was issued in the aggregate principal amount of $35,761. The Exchange Note accrues interest at a rate of 6% per annum. All principal and interest under the Exchange Note will be due on April 1, 2016. The Registrant may prepay the Note at any time without penalty.

Item 3.02	Recent Sale of Unregistered Securities.

The information set forth in Item 1.01 and 2.03 is incorporated herein by reference.

The issuance of the Amended and Restated Notes, Exchange Note, and the Warrants to the Investors was completed in accordance with the exemption provided by Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act, in that such sale and issuance was made without any public offering to “accredited investors,” as that term is defined under Rule 501 of Regulation D of the Securities Act.

The Registrant did not pay any discounts or commissions with respect to the issuance of the Amended and Restated Notes, Exchange Note, or the Warrants to the Investors.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

4.1	Form of Warrant

10.1	Form of Second Amended and Restated Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: March 4, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Warrant

10.1	Form of Second Amended and Restated Note